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EXHIBIT 32.01

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

      I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing operator of The Campbell Fund Trust, certify that (i) the Form 10Q for the quarter ended September 30, 2004 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

                               THE CAMPBELL FUND TRUST
                               By: Campbell & Company, Inc., managing operator

                               By: /s/ Bruce L. Cleland
                                   --------------------------------------------
                                   Bruce L. Cleland
                                   Chief Executive Officer
                                   November 12, 2004

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